Exhibit 10.1

AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

THIS AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of April 12, 2017, by and between SILICON VALLEY BANK (“Bank” or “Silicon”) and NETLIST, INC., a Delaware corporation (“Borrower”). Borrower’s chief executive office is located at 175 Technology Drive, Suite 150, Irvine, CA 92618.

RECITALS

A.        Bank and Borrower are parties to that certain Loan and Security Agreement with an Effective Date of October 31, 2009 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B.        Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.        Borrower has advised Bank that Borrower intends to enter into a rights agreement, pursuant to which Borrower’s Board of Directors will (i) authorize and declare a dividend of one right (each, a “Right”) for each outstanding share of Borrower’s common stock to stockholders of record at the close of business on a specified record date, and (ii) authorize the issuance of one Right for each share of Borrower’s common stock that may be issued by Borrower after the record date but before the expiration of the term of the Rights, which is expected to be no more than 12 months (collectively, the “Rights Transaction”). Each Right will entitle the registered holder to purchase from Borrower, when exercisable upon the occurrence of certain triggering events, one unit consisting of one one-thousandth of a share of Series A Preferred Stock of Borrower at a specified purchase price (the “Series A Transaction”).  The Rights Transaction and the Series A Transaction are collectively referred to herein as the “Dividend Transaction”.

D.        Borrower has requested that Bank consent to the Dividend Transaction.

E.        Borrower has also requested that Bank amend the Loan Agreement to make certain other revisions to the Loan Agreement as more fully set forth herein.

F.        Bank has agreed to so amend certain provisions of the Loan Agreement and to provide its consent, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows, effective as of the date hereof:

1.         Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.         Consent and Amendments to Loan Agreement.

2.1      Consent and Conditions Precedent to Consent.

2.1.1   Consent.  Subject to the terms of Section 11 below, and the conditions precedent set forth in Section 2.1.2 below, Bank hereby consents to the Dividend Transaction and agrees that the Dividend Transaction shall not, in and of itself, constitute an “Event of Default” under Section 7.7 of the Loan Agreement.  The foregoing consent, however, does not constitute a consent to any Change in Control that may result from the Dividend Transaction, and if a Change in Control will result from the Dividend Transaction, Borrower will be required to request and obtain Bank’s consent thereto as provided for in the Loan Agreement.

2.1.2   Conditions Precedent.  As a condition precedent to the effectiveness of Bank’s consent in Section 2.1.1 above, Borrower shall have provided Bank with the execution version of the documentation evidencing the Dividend Transaction and such documentation shall be satisfactory to Bank, in its discretion, insofar as such documentation evidences the Dividend Transaction as previously described to Bank in writing.

2.2       Modified Definition of EBDA.  The definition of “EBDA” defined in the Minimum Liquidity Ratio Financial Covenant set forth in Section 6.9(a) of the Loan Agreement that currently reads as follows:

As used herein, the term “EBDA” means, as of any date of determination and with respect to Borrower, Borrower’s net income plus depreciation plus amortization minus the gross margins associated with deferred NRE revenue (determined in accordance with GAAP).

is hereby deleted in its entirety and replaced with the following effective as of the month ending February 28, 2017:

As used herein, the term “EBDA” means, as of any date of determination and with respect to Borrower, Borrower’s net income plus depreciation plus amortization (including amortizing debt discount) plus non-cash expenses related to stock compensation plus non-cash expenses (or minus non-cash income) related to the accounting of the “Creditor Investment Documents” (as defined in the Intercreditor Agreement, dated on or about April 12, 2017, between Bank and TRGP Capital Partners, L.P. or an affiliate thereof) plus SK hynix Litigation expenses funded under the Creditor Investment Documents if not already excluded from net income (loss) minus the gross margins associated with deferred NRE revenue (determined in accordance with GAAP).

2.3       Modified Definition of Eligible Accounts.   Subclause (c) of the definition of “Eligible Accounts” (identifying what does not constitute an Eligible Account) set forth in Section 13.1 of the Loan Agreement that currently reads as follows:

(c)       [intentionally omitted];

is hereby deleted in its entirety and replaced with the following:

(c)       Until such time as all Indebtedness owed by Borrower to TRGP has been paid in full, Accounts in which TRGP has a priority payment position vis-à-vis Bank or in which TRGP has a priority Lien vis-à-vis Bank’s Lien;

2.4       Modified Addition of Definition of SK hynix Litigation.  The definition of the term “SK hynix Litigation” is hereby added, in alphabetical order, to Section 13.1 of the Loan Agreement and shall read as follows:

“SK hynix Litigation” is, collectively, the Borrower’s prosecution of the complaint filed on behalf of Borrower with the U.S. International Trade Commission on September 1, 2016 (and supplemented on September 22, 2016 and September 23, 2016), under Section 337 of the Tariff Act of 1930, as amended, 19 U.S.C. 1337, and the related U.S. International Trade Commission Investigation No. 337-TA-1023.

3.         Limitation of Consents and Amendments.

3.1       The consents and amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2       This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.         Representations and Warranties. To induce Bank to enter into thisAmendment, Borrower hereby represents and warrants to Bank as follows:

4.1       Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2       Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Documents, as amended by this Amendment;

4.3       The organizational documents of Borrower delivered to Bank on the

Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4       The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Documents, as amended by this Amendment, have been duly authorized;

4.5       The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Documents, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6       The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Documents, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7       This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.         Release by Borrower. Borrower hereby agree as follows:

5.1       FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment (collectively “Released Claims”).  Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

5.2         In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR EXPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” (Emphasis added.)

5.3       By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

5.4       This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Amendment, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

5.5       Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:

(a)       Except as expressly stated in this Amendment, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Amendment.

(b)       Borrower has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary.

(c)       The terms of this Amendment are contractual and not a mere recital.

(d)       This Amendment has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Amendment is signed freely, and without duress, by Borrower

(e)       Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein

6.         Ratification of Intellectual Property Security Agreement.   Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of October 31, 2009 between Borrower and Bank, and acknowledges, confirms and agrees that said Intellectual Property Security Agreement (a) contains an accurate and complete listing of all Intellectual Property Collateral (as defined therein) and (b) shall remain in full force and effect.

7.         Ratification of Perfection Certificate.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of January 25, 2017, and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

8.         Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

9.         Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10.       Bank Expenses.  Borrower shall pay to Bank, when due, all Bank Expenses (including reasonable attorneys’ fees and expenses), when due, incurred in connection with or pursuant to this Amendment.

11.       Effectiveness.   This Amendment shall be deemed effective upon the due execution and delivery to Bank of this Amendment by each party hereto.  The above-mentioned fee shall be fully earned and payable concurrently with the execution and delivery of this Amendment and shall be non-refundable and in addition to all interest and other fees payable to Bank under the Loan Documents.  Bank is authorized to charge such fees to Borrower’s loan account.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Netlist, Inc.

By:	/s/ Andrew Skalitzky	By:	/s/ Gail Sasaki
Name:	Andrew Skalitzky	Name:	Gail Sasaki
Title:	VP	Title:	CFO, VP, Secretary